SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) April 30, 2004

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Item 5. Other Events and Regulation FD Disclosure.

Consistent with its practice in previous years, management of Entergy Corporation (the "Company") has adopted procedures to ensure confidentiality of shareholder voting at its annual meeting of shareholders, scheduled to be held on May 14, 2004. Specifically, the Company will ensure that all proxy cards, voting instructions, ballots and voting tabulations identifying shareholders are held permanently confidential from the Company, except (i) as necessary to meet any applicable legal requirements, (ii) when disclosure is expressly requested by a shareholder or where a shareholder makes a written comment on a proxy card, (iii) in a contested proxy solicitation, or (iv) to allow independent inspectors of election to tabulate and certify the vote. The tabulators and inspectors of election are independent and are not employees of the Company.

Management will propose that the Company's board of directors adopt a policy to institutionalize the confidential voting procedures described above at its meeting on May 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                    Entergy Corporation

                                                                                                    By: /s/ Robert D. Sloan
                                                                                                            Robert D. Sloan
                                                                                                    Senior Vice President and
                                                                                                    General Counsel

Dated: April 30, 2004